                                                                     Exhibit 1.1

                              GREENHILL & CO., INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               -------------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    May __, 2005

Goldman, Sachs & Co.,
  As representative of the several Underwriters
    named in Schedule I hereto,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Certain stockholders named in Schedule II hereto (the "SELLING
STOCKHOLDERS") of Greenhill & Co., Inc., a Delaware corporation (the "COMPANY"), propose, subject to the terms and conditions stated herein, to sell to the
Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of
4,000,000 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 600,000 additional shares (the "OPTIONAL SHARES") of Common Stock, par value $0.01 per share ("STOCK") of the Company (the Firm Shares and the Optional
Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES").

     1. (a) The Company represents and warrants to, and agrees with, each of the
Underwriters that:

          (i) A registration statement on Form S-1 (File No. 333-124082) (the
     "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial
     Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the
     Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION
     STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of
     1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the
     Commission (any preliminary prospectus included in the Initial Registration
     Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a
     "PRELIMINARY PROSPECTUS"; the

     various parts of the Initial Registration Statement and the Rule 462(b)
     Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial
     Registration Statement became effective or such part of the Rule 462(b)
     Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the
     Act, is hereinafter called the "PROSPECTUS";

          (ii) No order preventing or suspending the use of any Preliminary
     Prospectus has been issued by the Commission, and each Preliminary
     Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through
     Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and
     11(m) of Form S-1;

          (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the
     Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the
     Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

          (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the
     Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "MATERIAL ADVERSE
     EFFECT"); and, since the respective dates as of which information is given in the Registration Statement and

     the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the
     Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (either under its name or a fictitious name) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (vii) The Company has no subsidiaries except those entities set forth in Exhibit 21.1 of the Registration Statement; each of Greenhill & Co.,
     LLC, a New York limited liability company ("GREENHILL U.S."), Greenhill
     Capital Partners, LLC, a Delaware limited liability company (the
     "MANAGER"), GCP, L.P., a Delaware limited partnership (the "ORIGINAL
     GENERAL PARTNER"), GCP Managing Partner, L.P., a Delaware limited partnership (the "GCP I MANAGING GENERAL PARTNER"), GCP Managing Partner
     II, L.P. a Delaware limited partnership (the "GCP II MANAGING GENERAL
     PARTNER", and together with the GCP I Managing General Partner, the
     "MANAGING GENERAL PARTNERS") and Greenhill & Co. International LLP, a
     limited liability partnership organized in England and Wales ("GREENHILL
     INTERNATIONAL" and, together with Greenhill U.S., the Manager, the Original
     General Partner and the Managing General Partners, are herein defined, whether or not each such entity is a subsidiary for accounting or legal purposes, as the "SPECIFIED SUBSIDIARIES," and all references in this
     Agreement to the subsidiaries of the Company shall be deemed to include, without limitation, the Specified Subsidiaries) has been duly formed or organized and is validly existing as a limited liability company or partnership (and, to the extent such concept is applicable, is in good standing) under

     the laws of its jurisdiction of formation or organization; and each subsidiary of the Company other than the Specified Subsidiaries has been duly formed, incorporated or organized and is validly existing as a limited liability company, corporation or partnership (and, to the extent such concept is applicable, is in good standing) under the laws of its jurisdiction of formation, incorporation or organization, except to such extent as would not, individually or in the aggregate, have a Material
     Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement;

          (viii) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the
     Prospectus; all of the membership interests or partnership interests of each Specified Subsidiary have been duly and validly authorized and issued, are fully paid and (except, in the case of the Original General Partner and the Managing General Partners, for (i) any liabilities they may incur in their capacity as general partners under applicable law and (ii) any obligations to make additional capital contributions pursuant to their general partnership agreements or any partnership agreements relating to
     Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman),
     L.P., Greenhill Capital Partners (Executives), L.P., Greenhill Capital,
     L.P., Greenhill Capital Partners II, L.P., Greenhill Capital Partners
     (Caymans) II, L.P., Greenhill Capital Partners (Executives) II, L.P. and
     Greenhill Capital Partners (Employees) II, L.P. (together, the "MERCHANT
     BANKING FUNDS")) non-assessable and (except for the partnership interests of the Original General Partner and the Managing General Partners) are
     owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect, all of the issued shares of capital stock, membership interests or partnership interests of each subsidiary of the Company other than the Specified
     Subsidiaries have been duly and validly authorized and issued, are fully paid and (except, in the case of any such subsidiary that is a general partner, for any liability it may incur in its capacity as a general partner under applicable law) are non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the Company, the Specified Subsidiaries or other subsidiaries of the Company is subject to any capital call or similar obligation, directly or indirectly, pursuant to the partnership agreements relating to the Merchant Banking Funds, except, in the case of the Original
     General Partner and the Managing General Partners, for (i) any liabilities they may incur in their capacity as general partners under applicable law and (ii) any obligations to make additional capital contributions pursuant to their general partnership agreements or any partnership agreements relating to the Merchant Banking Funds.

          (ix) The Shares have been duly and validly authorized and, when delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (x) The sale of the Shares by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

     Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this
     Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

          (xi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (xii) The statements set forth in the Prospectus under the caption
     "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the captions "Taxation" and
     "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the
     Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, to the best of the
     Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT
     COMPANY ACT");

          (xv) To its knowledge, neither the Company nor any of its affiliates does business with the government of, or with any person (a "SANCTIONED
     PERSON") located in any country targeted by any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department's Office of Foreign
     Assets Control ("OFAC"), and none of the Selling Stockholders is a
     Sanctioned Person;

          (xvi) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an
     "AUTHORIZATION") of, from, with or to any Federal, state or foreign government, governmental or regulatory authority, self-regulatory organization or court or other tribunal (each, an "OFFICIAL BODY") is required for the sale of the Shares or the consummation of the transactions contemplated by

     this Agreement, except (i) the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and
     (ii) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and no event has occurred
     (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such
     Authorization or any other impairment of the rights of the holder or maker of any such Authorization;

          (xvii) (A) All corporate, partnership and limited liability company approvals (including those of stockholders, partners or members) necessary for the Company and each of the Specified Subsidiaries to consummate the transactions contemplated in this Agreement have been obtained and are in effect; and (B) all such approvals necessary for the subsidiaries of the
     Company, other than the Specified Subsidiaries, to consummate the transactions contemplated in this Agreement have been obtained and are in effect, except, in the case of this clause (B), for such approvals the absence of which, individually or in the aggregate, would not have a
     Material Adverse Effect or materially interfere with the consummation of the transactions contemplated in this Agreement;

          (xviii) All partnership and third party approvals required under any partnership agreement of the Merchant Banking Funds binding on the Company or any of its affiliates on the date hereof, and all amendments of any such agreement or assignments of rights thereunder necessary to permit the
     Company, directly or indirectly, through one or more of its affiliates, to conduct its merchant banking fund management business as set forth in the
     Prospectus (including the right to receive management fees and profit overrides and make investments) have been obtained or made in conformity with the provisions of such partnership agreements;

          (xix) Each of the Company and its subsidiaries has obtained or made all Authorizations from, to or with all Official Bodies as are required to conduct their respective businesses as described in the Prospectus, except for such Authorizations the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect, and no event has occurred (including the receipt of any notice from any Official Body) that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization, except for such events as would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries are members in good standing of each
     Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case as necessary to conduct their respective businesses as described in the
     Prospectus, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated in this Agreement; other than
     GCP LLC, neither the Company nor any of its subsidiaries is required to register as an investment adviser under the Investment Advisers Act of
     1940, as amended, and the rules and regulations of the Commission thereunder (the "INVESTMENT ADVISERS ACT"); and, each of GCP LLC's
     "investment

     adviser representatives" (within the meaning of Rule 203A-3(a) under the
     Investment Advisers Act, if any, has obtained all Authorizations necessary under the law of any state in which GCP LLC has a "place of business"
     (within the meaning of Rule 203A-3(b) under the Investment Advisers Act);

          (xx) No holders of securities of or other interests in the Company have any preemptive rights to acquire any securities of or other interests in the Company, or any rights to the registration of any securities or other interests under the Registration Statement (other than any rights arising under the Transfer Rights Agreement, dated on or about May 11,
     2004, between the Company and each of the Selling Stockholders, and all of which rights will have been satisfied by the execution and delivery of this
     Agreement by the Company and the Underwriters);

          (xxi) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the
     Commission thereunder;

          (xxii) The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the date of the latest audited financial statements included in the Prospectus, the Company's internal control over financial reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting;

          (xxiii) Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

          (xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling
     Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the
     Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

          (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder, [the application of the proceeds received by such Selling
     Stockholder therefrom] and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the
     Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of
     Incorporation or By-laws of such Selling Stockholder if such Selling
     Stockholder is a corporation, the Partnership Agreement of such Selling
     Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such
     Selling Stockholder, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, in the case of a Selling
     Stockholder who is not a "U.S. person" as defined by the relevant regulations promulgated by OFAC, the proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, targeted by any of the economic sanctions of the United States administered by OFAC.

          (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling
     Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims;

          (iv) Upon payment for the Shares to be sold by the Selling
     Stockholders at such Time of Delivery as provided in this Agreement, and the crediting of such Shares on the records of the Depository Trust Company
     ("DTC") to securities accounts in the name of the Underwriters, (A) DTC shall be a "protected purchaser" (within the meaning of Section 8-303 of the Code), (B) the Underwriters will acquire a valid "security entitlement"
     (within the meaning of Section 8-501 of the Code) in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of
     Section 8-102 of the Code) to such Shares may be asserted against the
     Underwriters with respect to such security entitlement (it being understood that for the purposes of this representation and warranty that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. ("CEDE") or another nominee designated by DTC, in each case on the Company's share registry in accordance with its
     Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code and (z) appropriate entries to the account(s) of the
     Underwriters on the records of DTC will have been made pursuant to the
     Code);

          (v) During the period beginning from the date hereof and continuing to and including the date one year after the date of the Prospectus (the initial "LOCK-UP

     PERIOD"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or any other securities of the
     Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such other substantially similar securities (other than pursuant to employee stock option plans existing on, upon the conversion or exchange of convertible or exchangeable securities outstanding as of, or pursuant to the terms of the Separation
     Agreement, dated as of May 3, 2005, between Kramer and the Company as in effect on, the date of this Agreement) or any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Selling Stockholder's Stock, even if such Stock would be disposed of by someone other than such Selling
     Stockholder, without your prior written consent;

          (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vii) To the extent that any statements or omissions made in the
     Registration Statement, any Preliminary Prospectus, the Prospectus or any
     amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling
     Stockholder expressly for use therein, such Preliminary Prospectus and the
     Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you
     (the "CUSTODY AGREEMENT"), duly executed and delivered by such Selling
     Stockholder to Wachovia Bank, N.A., as custodian (the "CUSTODIAN"), such
     Selling Stockholder has otherwise furnished to the Custodian, to the extent applicable, the documents described in clauses (a), (b) and (c) in the second paragraph of the Custody Agreement, and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "POWER OF ATTORNEY"), appointing the persons indicated in Schedule III hereto, and each of them, as such Selling
     Stockholder's attorneys-in-fact (the "ATTORNEYS-IN-FACT") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the
     Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
     and

          (ix) The Shares held in custody for such Selling Stockholder under the
     Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the
     Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable;
     the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the
     Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     2. Subject to the terms and conditions herein set forth, (a) each of the
Selling Stockholders agrees, severally and not jointly, to sell to each of the
Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of
$..........., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of
Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b)
in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional
Shares by a fraction the numerator of which is the maximum number of Optional
Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 600,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Stock in excess of the number of Firm Shares. Any such election to purchase

                                       10

Optional Shares shall be made in proportion to the number of Optional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of
Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First
Time of Delivery (as defined in Section 4 hereof) or, unless you and the
Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the
Selling Stockholders to Goldman, Sachs & Co., through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such
Underwriter of the purchase price therefor by wire transfer of Federal
(same-day) funds to the account specified by the Custodian to Goldman, Sachs &
Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian
(the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, approximately 11:00 a.m., New York time, on
May     , 2005 or such other time and date as Goldman, Sachs & Co. and the
Company may agree upon in writing, and, with respect to the Optional Shares,
9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs &
Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is
herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the
     Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York
     10017 (the "CLOSING LOCATION"), and the Shares will be delivered at the
     Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at .......p.m., New York City time, on the New York
     Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday,
     Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Underwriters:

                                       11

          (a) To prepare the Prospectus in a form agreed to by you and the
     Company and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration
     Statement or Prospectus prior to the last Time of Delivery which shall reasonably be disapproved by you promptly after reasonable notice thereof;
     to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any
     Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the
     Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the
     Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the
     Underwriters with written and electronic copies of the Prospectus in New
     York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the
     Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section
     10(a)(3) of the Act;

                                       12

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)
     under the Act), an earnings statement of the Company and its subsidiaries
     (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date one year after the date of the Prospectus (the
     "COMPANY LOCK-UP PERIOD"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or other securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such other substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this
     Agreement), without your prior written consent;

          (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report
     (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration
     Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of five years from the effective date of the
     Registration Statement, unless otherwise publicly available in electronic form on the Commission's website, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the
     Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the
     Commission);

          (h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this
     Agreement, and the Company shall at the time of filing either pay to the
     Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule
     111(b) under the Act; and

          (i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating

                                       13

     the on-line offering of the Shares (the "LICENSE"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     6. (a) Each Selling Stockholder severally covenants and agrees with the
Company, with each other Selling Stockholder and with the several Underwriters that such Selling Stockholder will pay or cause to be paid a pro rata share
(based on the number of Shares sold by such Selling Stockholder pursuant to this
Agreement) of the following: (i) the fees, disbursements and expenses of the
Company's counsel and accountants in connection with the registration of the
Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus
and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii)
the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (iv) the cost of preparing stock certificates;
(v) the cost and charges of any transfer agent or registrar and all other costs and expenses incident to the performance of the obligations of the Company and such Selling Stockholder hereunder which are not otherwise specifically provided for in this Section; and (vi) to the extent any New York State transfer tax is imposed on any of the Underwriters in connection with the offering of the Shares as contemplated by this agreement, any New York State transfer taxes so imposed.
It is understood, however, that except as provided in this Section, and Sections
8 and 9 hereof, the Underwriters will pay all of their own costs and expenses incident to the transactions contemplated herein, including the fees of their counsel (including the fees and disbursements of such counsel incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof and in connection with any Blue Sky survey and the fees and disbursements of such counsel in connection with securing any required review by the NASD of the terms of the sale of the
Shares), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling
Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section
     5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule
     462(b) Registration Statement shall have become effective by 10:00 P.M.,
     Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                                       14

          (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of
     Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraphs (i), (ii), (v), and (viii) and the paragraph immediately following paragraph (ix) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Davis Polk & Wardwell, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:

               (i) The Company has been duly incorporated and is validly
          existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the
          Company (including the Shares being delivered at such Time of
          Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

               (iii) The Company has been duly qualified as a foreign
          corporation (either under its name or a fictitious name) for the transaction of business and is in good standing under the laws of the
          State of New York;

               (iv) Greenhill U.S. has been duly formed or organized and is validly existing as a limited liability company in good standing under the laws of the State of New York; and all of the limited liability company membership interests of Greenhill U.S. have been duly and validly authorized and issued and, to the best of such counsel's knowledge, are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims
          (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or its subsidiaries);

               (v) This Agreement has been duly authorized, executed and
          delivered by the Company;

               (vi) To the best of such counsel's knowledge, no Authorization is required to be obtained or made by the Company or any of its subsidiaries from, to or with any Official Body under U.S. federal law, the law of the State of New York or the General Corporation Law
          of Delaware that in such counsel's experience is normally applicable to general business entities in relation to transactions of the type contemplated by this Agreement for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Act and the
          Exchange Act, (ii) such Authorizations the absence of which would not have a Material Adverse Effect or interfere materially with the

                                       15

          consummation of the transactions contemplated by this Agreement and
          (iii) such Authorizations as may be required under state securities or
          Blue Sky laws in connection with the purchase and distribution of the
          Shares by the Underwriters;

               (vii) The statements relating to legal matters or documents set forth in the Prospectus under the captions "Description of Capital
          Stock" and "Taxation", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects such matters or documents;

               (viii) The Company is not, and after giving effect to the
          offering and sale of the Shares in accordance with the Underwriting
          Agreement will not be, an "investment company", as such term is defined in the Investment Company Act; and

               (ix) Greenhill Capital Partners, LLC ("GCP LLC"), a Delaware
          limited liability company, is duly registered as an investment adviser under the Investment Advisers Act.

          Such counsel shall also state that they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration
     Statement or the Prospectus; they have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel's check and verification; on the basis of such consideration, review and discussion, but without independent check or verification, except as referred to in subsection (vii) of this Section 7(c), nothing has come to the attention of such counsel that causes them to believe that (i) the Registration
     Statement or the Prospectus or any further amendment or supplement thereto made prior to such Time of Delivery (except for the financial statements and schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement, do not comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, (ii) the
     Registration Statement or the Prospectus or any such amendment or supplement (except for the financial statements and schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus or any such amendment or supplement (except for the financial statements and schedules and other financial data included therein, as to which we express no belief), on the date of this Agreement or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General
     Corporation Law of Delaware. Such counsel may assume the any registration statement filed pursuant to Rule 462(b) became effective prior to the time that any sale of the Shares was confirmed by the Underwriters and such counsel may state that it is outside counsel and that its knowledge of the matters covered in paragraphs

                                       16

     (iv), (vii) and (viii) is necessarily limited. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of Greenhill and its subsidiaries, certificates of public officials and other sources.

          (d) Wilmer Cutler Pickering Hale and Dorr LLP, regulatory counsel for
     Greenhill U.S., shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:

               (i) Greenhill U.S. is duly registered as a broker-dealer under the Exchange Act and the rules and regulations promulgated by the
          Commission thereunder and is a member of the NASD; and

               (ii) Greenhill U.S. is duly licensed, registered or qualified as a broker-dealer in all fifty (50) states and the District of Columbia.

          (e) Linklaters, English counsel to Greenhill International, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(e) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:

               (i) Greenhill International is a limited liability partnership duly incorporated and existing under the laws of England and Wales;
          and

               (ii) Greenhill International is duly authorized by the Financial
          Services Authority (the "FSA") to conduct the following business (all as defined by the FSA): (A) to advise on investments (excluding
          Pension Transfers and Pension Opt Outs (as defined by the FSA)), (B)
          to agree to carry on a regulated activity, (C) to arrange deals in investments, and (D) to make arrangements with a view to transactions in investments; no additional Authorizations from, to or with the FSA or any other Official Body in the United Kingdom are required to be obtained or made in order for Greenhill International to conduct its investment businesses as described in the Prospectus;

          (f) Linklaters Oppenhoff & Radler, German counsel to Greenhill
     International, shall have furnished to you their written opinion in the form attached as Annex II(f) hereto, dated such Time of Delivery, to the effect that:

               (i) To the best of such counsel's knowledge, Greenhill
          International has all Authorizations that are required to be obtained or made under the law of Germany in order for it to conduct its business in Germany as described in the Prospectus.

          (g) Ulrika Ekman, General Counsel of the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex
     II(g) hereto), in form and substance satisfactory to you, dated such Time of Delivery, to the effect that:

               (i) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company

                                       17

          or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (ii) The sale of the Shares being delivered at such Time of
          Delivery by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Specified Subsidiaries is a party or by which the Company or any of its Specified Subsidiaries is bound or to which any of the property or assets of the Company or any of its
          Specified Subsidiaries is subject, except for such conflicts, breaches or violations as have been duly waived or would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of the provisions of the
          Certificate of Incorporation or By-laws of the Company or any provision of U.S. federal law, New York state law, or the General
          Corporation Law of Delaware that in such counsel's experience is normally applicable to general business entities in relation to the transactions contemplated by this Agreement or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Specified
          Subsidiaries or any of their properties; and

               (iii) Neither the Company nor any of its Specified Subsidiaries
          is in violation of its Certificate of Incorporation or By-laws (or other organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties is bound.

          Such counsel shall also state that she has not herself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration
     Statement or the Prospectus; she has generally reviewed and discussed with your representatives and with certain officers and employees of, and outside counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel's check and verification; on the basis of such consideration, review and discussion, but without independent check or verification, nothing has come to the attention of such counsel that causes her to believe that (i) the
     Registration Statement or the Prospectus or any such amendment or supplement (except for the financial statements and schedules and other financial data included therein, as to which she expresses no belief), on the date of this Agreement contained any untrue statement of a material fact or omitted to

                                       18

     state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any such amendment or supplement (except for the financial statements and schedules and other financial data included therein, as to which she expresses no belief), on the date of this Agreement or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) Davis Polk & Wardwell, counsel for each of the Selling
     Stockholders, shall have furnished to you its written opinion with respect to each of the Selling Stockholders (a draft of such opinion is attached as
     Annex II(h) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Assuming due authorization by each Selling Stockholder of its
          Power-of-Attorney and Custody Agreement, under applicable law, such
          Power-of-Attorney and such Custody Agreement have been duly executed and delivered by each Selling Stockholder who is identified on
          Schedule IV (the "SCHEDULE IV SELLING STOCKHOLDERS") and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

               (ii) Assuming due authorization by each Schedule IV Selling
          Stockholder of this Agreement under applicable law, this Agreement has been duly executed and delivered by or on behalf of each Schedule IV
          Selling Stockholder; and

               (iii) Upon payment for the Shares to be sold at such Time of
          Delivery by such Selling Stockholder as provided in this Agreement, and the crediting of such Shares on the records of DTC to securities accounts in the name of the Underwriters, (A) DTC shall be a
          "protected purchaser" (within the meaning of Section 8-303 of the
          Code), (B) the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) in respect of such Shares and (C) no action based on any "adverse claim"
          (within the meaning of Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement
          (assuming that DTC and the Underwriters are without notice of any such adverse claim within the meaning of Section 8-105 of the Code); and in rendering this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such
          Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code and (z)
          appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the Code.

          (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst &
     Young shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex
     I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration
     Statement and as of each Time of Delivery is attached as Annex I(b)
     hereto);

                                       19

          (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the
     Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of Stephen L. Key, Isabel V.
     Sawhill, Steven F. Goldstone and Ulrika Ekman, substantially to the effect set forth in Subsection 1(b)(v) hereof in form and substance satisfactory to you;

          (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either
     Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the
     United States; (iv) the outbreak or escalation of hostilities involving the
     United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United
     States or elsewhere, if the effect of any such event specified in clause
     (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the
     Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (m) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (n) The Company shall have complied with the provisions of Section
     5(c) hereof with respect to the furnishing of prospectuses on the New York
     Business Day next succeeding the date of this Agreement; and

          (o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the
     Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall

                                       20

     have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement
or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

          (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any
     Preliminary Prospectus, the Registration Statement or the Prospectus, or
     any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement
     or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such
     Selling Stockholder expressly for use therein; and will reimburse each
     Underwriter for any legal or other expenses reasonably incurred by such
     Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such
     Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or
     the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any
     Underwriter through Goldman, Sachs & Co. expressly for use therein.

                                       21

          (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the
     Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration
     Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein;
     and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling
     Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d) Promptly after receipt by an indemnified party under subsection
     (a) ,(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder
     (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)
     includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other

                                       22

     from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
     (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the
     Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the
     Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
     Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the
     Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation
     (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such
     Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the
     Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling
     Stockholder within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the
Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or

                                       23

another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the
Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such
Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the
     Company as provided in subsection (a) above, the aggregate number of such
     Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of
     Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such
     Underwriter agreed to purchase hereunder) of the Shares of such defaulting
     Underwriter or Underwriters for which such arrangements have not been made;
     but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the
     Company as provided in subsection (a) above, the aggregate number of such
     Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting
     Underwriter or Underwriters, then this Agreement (or, with respect to the
     Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting
     Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the
     Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several
Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof)
made by or on behalf of any Underwriter or any controlling person of any
Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the
Shares.

                                       24

     11. If this Agreement shall be terminated pursuant to Section 9 or paragraphs (i), (iii), (iv) or (v) of Section 7(l) hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any
Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the
Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at 85 Broad Street, New
York, New York 10004, Attention: Registration Department; if to any Selling
Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such
Questionnaire, which address will be supplied to the Company or the Selling
Stockholders by you on request; provided, however, that notices under subsection
5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at
Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the
extent provided in Sections 8 and 10 hereof, the officers and directors of the
Company and each person who controls the Company, any Selling Stockholder or any
Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in
Washington, D.C. is open for business.

                                       25

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. Notwithstanding anything herein to the contrary, the Company and the
Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses)
provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.
However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose,
"tax structure" is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                       26

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as
Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                   Very truly yours,

                                   Greenhill & Co., Inc.

                                   By:
                                       Name:
                                       Title:

                                   [NAMES OF SELLING STOCKHOLDERS]

                                   By:
                                       Name:
                                       Title:

                                       As Attorney-in-Fact acting on behalf of
                                         each of the Selling Stockholders named
                                         in Schedule II to this Agreement.

Accepted as of the date hereof

------------------------------
    (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                       27

                                   SCHEDULE I
                                                             NUMBER OF OPTIONAL
                                                                SHARES TO BE
                                        TOTAL NUMBER OF         PURCHASED IF
                                          FIRM SHARES          MAXIMUM OPTION
             UNDERWRITER                TO BE PURCHASED           EXERCISED
             -----------                ---------------      ------------------

Goldman, Sachs & Co.
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
Wachovia Capital Markets, LLC

                                        ---------------      ------------------
  Total
                                        ===============      ==================

                                       28

                                   SCHEDULE II

                                                          NUMBER OF OPTIONAL
                                                             SHARES TO BE
                                      TOTAL NUMBER OF           SOLD IF
                                        FIRM SHARES         MAXIMUM OPTION
                                         TO BE SOLD            EXERCISED
                                      ---------------     ------------------
The Company.

  The Selling Stockholder(s):
    [NAME OF SELLING STOCKHOLDER](a)
    [NAME OF SELLING STOCKHOLDER](b)
    [NAME OF SELLING STOCKHOLDER](c)
    [NAME OF SELLING STOCKHOLDER](d)
    [NAME OF SELLING STOCKHOLDER](e)

                                      ---------------     ------------------
      Total                                                                 (7)]
                                      ===============     ==================

(a) This Selling Stockholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b) This Selling Stockholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c) This Selling Stockholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(d) This Selling Stockholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(e) This Selling Stockholder is represented by [NAME AND ADDRESS OF COUNSEL] and has appointed [NAMES OF ATTORNEYS-IN-FACT (NOT LESS THAN TWO)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                       29

                                  SCHEDULE III

                                  Ulrika Ekman

                                   John D. Liu

                                   SCHEDULE IV

SCHEDULE IV SELLING STOCKHOLDERS:

                                                                         ANNEX I

     Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the
     Act and the related published rules and regulations thereunder;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated statements of financial condition, consolidated statements of members' equity and stockholders' equity and consolidated statements of cash flows included in the Prospectus on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees, where applicable, with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income,
          consolidated statements of financial condition, consolidated statements of members' equity and stockholders' equity and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated statements of financial condition, consolidated statements of members'
          equity and stockholders' equity and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and condition items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and financial condition items included in the
          Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity, in each case as compared with amounts shown in the latest statement of financial condition included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial
          statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of

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          consolidated net income, in each case as compared with the comparable period of the preceding year and with any other period of
          corresponding length specified by the Representative, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the audit referred to in their report(s)
     included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information, which are derived from the general accounting records of the
     Company and its subsidiaries, which appear in the Prospectus, as amended or supplemented, or in Part II of, or in exhibits and schedules to, the
     Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation, and have found them to be in agreement.

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